Interpace Diagnostics Announces Closing of $13.7 Million Public Offering

PARSIPPANY, N.J., June 21, 2017 — — Interpace Diagnostics Group, Inc. (IDXG) (“Interpace” or “the Company”), a fully integrated commercial company that provides clinically useful molecular diagnostic tests and pathology services for improved patient diagnosis and management, today announced the closing of its previously announced underwritten public offering. Total net proceeds to Interpace were approximately $12.2 million, after deducting the underwriting discount and commissions and offering expenses payable by the Company, and excluding any proceeds that may be received upon the exercise of the warrants sold in the offering. Interpace sold an aggregate of 9,900,000 shares of common stock, pre-funded warrants to purchase 2,600,000 shares of common stock and common warrants to purchase 12,500,000 shares of common stock. Simultaneously with the closing, the Company sold common warrants to purchase up to 1,875,000 shares of common stock sold in connection with the partial exercise of the underwriter’s over-allotment option. The shares of common stock and common warrants will be issued separately. The common warrants will be exercisable beginning on the date of issuance for a period of five years from the issuance date at an exercise price of $1.25 per share. There is no established public trading market for the common warrants and Interpace does not expect a market to develop in the future. Interpace anticipates using the net proceeds from the offering for working capital, trade payables, payment of legacy contract sales organization (“CSO”) obligations that were not assumed by the purchaser of substantially all of the Company’s CSO business, and general corporate purposes.

Maxim Group LLC acted as the sole book-running manager for the offering. WestPark Capital, Inc. acted as co-manager.

The registration statements relating to the offering of these securities were declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on June 15, 2017 and June 16, 2017. The offering was made only by means of a prospectus. Copies of the final prospectus relating to this offering are available on the SEC’s website, www.sec.gov, and may be obtained from Maxim Group LLC, 405 Lexington Avenue, New York, New York 10174, Attn: Prospectus Department, or by telephone at (800) 724-0761.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities, in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Interpace Diagnostics Group, Inc.

Interpace is a fully integrated commercial company that provides clinically useful molecular diagnostic tests and pathology services for evaluating risk of cancer by leveraging the latest technology in personalized medicine for improved patient diagnosis and management. The Company currently has three commercialized molecular tests; PancraGEN®, for the diagnosis and prognosis of pancreatic cancer from pancreatic cysts; ThyGenX®, for the diagnosis of thyroid cancer from thyroid nodules utilizing a next generation sequencing assay and ThyraMIR®, for the diagnosis of thyroid cancer from thyroid nodules utilizing a proprietary gene expression assay. Interpace’s mission is to provide personalized medicine through molecular diagnostics and innovation to advance patient care based on rigorous science.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, relating to the Company’s future financial and operating performance. The Company has attempted to identify forward looking statements by terminology including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are based on current expectations, assumptions and uncertainties involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. These statements also involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to be materially different from those expressed or implied by any forward-looking statement. Known and unknown risks, uncertainties and other factors include, but are not limited to, the Company’s ability to adequately finance the business, its ability to restructure its liabilities and other obligations, the market’s acceptance of its molecular diagnostic tests, its ability to retain or secure reimbursement, its ability to secure additional business and generate higher profit margins through sales of its molecular diagnostic tests, in-licensing or other means, projections of future revenues, growth, gross profit and anticipated internal rate of return on investments and its ability to maintain its NASDAQ listing. Additionally, all forward-looking statements are subject to the risk factors detailed from time to time in the Company’s filings with the SEC, including without limitation, the Annual Report on Form 10-K filed with the SEC on March 31, 2017 and the amendment on Form 10-K/A filed on April 28, 2017, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 filed with the SEC on May 12, 2017, and the Company’s Registration Statement on Form S-1 (333-218140) initially filed with the SEC on May 22, 2017, as amended. Because of these and other risks, uncertainties and assumptions, undue reliance should not be placed on these forward-looking statements. In addition, these statements speak only as of the date of this press release and, except as may be required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

CONTACTS:

Interpace Diagnostics

Investor Relations:

Paul Kuntz – RedChip

paul@redchip.com